Exhibit 5.2

DLA Piper LLP (US) www.dlapiper.com

March 3, 2021

TherapeuticsMD, Inc.

951 Yamato Road, Suite 220

Boca Raton, FL 33431

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s Shelf Registration Statement on Form S-3, (such registration statement, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and sale by the Company from time to time of an unspecified number or amount of: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) one or more classes or series of shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or any combination of those securities (“Warrants”); (vi) contracts to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, or any combination of those securities (“Purchase Contracts”); (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, and/or Warrants (“Units”); and (viii) the Common Stock, Preferred Stock, Debt Securities, or Depositary Shares that may be issued upon the exercise of the Warrants or in connection with Purchase Contracts or Units, as applicable. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered, from time to time, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements” and each, a “Prospectus Supplement”), and pursuant to Rule 415 under the Act.

The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), each to be between the Company and a financial institution identified therein as the trustee (the “Trustee”).

The Depositary Shares will be in the form of depositary receipts and will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the warrant agent (each, a “Warrant Counterparty”).

The Purchase Contracts will be issued under one or more Purchase Contracts or Purchase Agreements (each, a “Purchase Contract”), each to be between the Company and a counterparty or counterparties identified therein (the “Purchase Contract Counterparty”).

TherapeuticsMD, Inc.

March 3, 2021

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of such corporate records, documents, instruments and certificates of public officials and of the Company and matters of law that we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of any Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, authentication, issuance and delivery of any Depositary Shares, the applicable Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the applicable Warrant Agreement will be the valid and legally binding obligation of each Warrant Counterparty thereto; (iv) at the time of execution, countersignature, issuance and delivery of any Purchase Contract, the applicable Purchase Contract will be the valid and legally binding obligation of each Purchase Contract Counterparty thereto; and (v) at the time of execution, countersignature, issuance and delivery of any Units, the applicable Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

As to matters of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

TherapeuticsMD, Inc.

March 3, 2021

In connection with the issuance of Purchase Contracts, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Purchase Contract and such Purchase Contracts will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the laws of the State of New York and the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (i) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company; (ii) the due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Indenture have been satisfied, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

TherapeuticsMD, Inc.

March 3, 2021

2.

With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the Board of Directors of the Company; (ii) the due filing of the Certificate of Designation with the Nevada Secretary of State setting forth the terms of the Preferred Stock with respect to which Depositary Shares are issued; (iii) the due execution, authentication, issuance and delivery of the Depositary Shares, upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Deposit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

3.

With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; (ii) the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

With respect to the Purchase Contracts, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Purchase Contract; (ii) the due execution, countersignature, issuance and delivery of such Purchase Contracts upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Purchase Contract and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Purchase Contract have been satisfied, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units; (ii) the due execution, countersignature, issuance and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Unit Agreement have been satisfied, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

TherapeuticsMD, Inc.

March 3, 2021

The opinions above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States. With respect to our opinions above, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinion dated as of the date hereof furnished to you by Greenberg Traurig, LLP as to matters of Nevada law.

We hereby expressly consent to (i) any reference to the name of our firm in the Registration Statement; and (ii) the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)